Capital Funding Group

Commercial Real Estate Financial Services

TERMS SHEET

February 5, 2021

Property:	41.37 acres at Ave. 54 / Enterprise Way, Coachella CA. 92236
Purpose of Financing:	Purchase and Horizontal Infrastructure Installation
Lender:	Capital Funding Group its successors, affiliates and/or assigns
Borrower:	West Pender Holdings
Key Principal:	Ingo Mueller
Loan Amount:	50% of Purchase + 80% of infrastructure cost to max 50% of ACV
Collateral:	Lender shall have a first priority lien on the Property, including a first priority assignment of all leases, rents, issues and profits and a first priority and perfected security interest in all personal property, licenses, permits, contract rights, general intangibles and other assets of Borrower used in connection with the operation, maintenance and management of the Property, to be evidenced and secured by Lender's standard loan documents (the "Loan Documents")
Interest Rate/Term:	Purchase funds at 10.5% interest only for 18 months. Additional funds for infrastructure installation structured as Mezzanine at 15.5% for same term.
Fees:	4% and 6% respectively
Guarantee:	None except standard "Bad Boy" carveouts.
Prepayment Penalty	Guaranteed minimum 6 months interest.
Timing Estimate	Loan docs within 7 business days of appraisal receipt
Exclusivity:	Borrower (on behalf of itself and its affiliates) agrees that it shall not accept offers, actively solicit offers or otherwise negotiate with any parties other than Lender and/or its affiliates thereof with respect to debt financing transactions similar to the transaction that is the subject of this Terms Sheet for a period of one hundred and twenty (120) days from execution of this Terms Sheet. If at any time during the Exclusivity Period Borrower and/or Sponsor violates this agreement or otherwise terminates loan application process, Sponsor agrees to be jointly and severally liable to pay to Lender an amount equal to 3% of the proposed Loan Amount as

liquidated damages in addition to any and all other amounts payable to Lender hereunder.

Closing Conditions:

(a) Review and approval of Borrower's organizational documents and the credit history of Applicant, Manager, Key Principal and each of their principals.

(b) Lender ordered appraisal, construction cost review and any other third party reports deemed required such as geological, environmental, etc., if/as needed.

(c) Delivery of copies of the documents entered into by Applicant or Borrower for the acquisition of the Property, all in form and content satisfactory to Lender and its counsel in all respects.

(d) Absence of any event or development occurring or any information being received with respect to the Property, Applicant, Manager or any of their respective principals, or any tenants at the Property, prior to the date on which the Loan closing occurs which could, in Lender's opinion, materially and adversely affect loan security.

(e) Execution and delivery of the Loan Documents and any related settlement statement(s) and other closing documentation.

(f) Delivery from Applicant's counsel of any legal opinions required by Lender.

(g) No material adverse change in market conditions having occurred after the date of this Application and prior to Closing.

(h) Delivery of any other information requested by Lender and Lender's completion of due diligence and underwriting on Borrower, the Property and Key Principal(s).

(i) Satisfaction of all other customary closing conditions including title insurance, property insurance, escrow, etc.

Lender Assignment: This Terms Sheet may be assigned and/or replaced by that of a designated investor at any time during the underwriting process at its sole option, provided that the terms offered to the client are equal or superior than described herein. Agreement to payment of all listed fees as shown above shall survive assignment or transfer of this Terms Sheet as described.

Good Faith Deposit:	The applicant has already delivered to Lender an Underwriting Deposit of $25,000.00 (the "Deposit"), which shall now be a non-refundable underwriting expense, to be applied by Lender to cover time and effort expended by Lender in connection with this Application and/or the Loan. Applicant agrees to indemnify, defend and hold Lender harmless against all Expenses. The unapplied portion of the Deposit will be credited to Borrower at Closing. Subject to the other provisions of this Application, in the event of a termination of this Application without a closing of the Loan, the unapplied portion of the Deposit will be promptly returned to Applicant upon receipt of a written release from Applicant. The obligations in this paragraph will survive in the event this Application is terminated for any reason.
Insurance:	The Property will be covered by any insurance as may be required, all in form and substance satisfactory to Lender.
Confidentiality:	This document is being delivered with the understanding that neither it nor the substance thereof shall be disclosed by Borrower or any Key Principal or any of their respective affiliates to any third person, except those who are in confidential relationships to any of them (i.e., Borrower's counsel, accountants and other retained business advisors) or as may be required by law.

This offer is an updated version of the previous Terms Sheet dated June 4, 2020. This version supersedes the previous and is invalid unless signed by both parties.

The above terms are accepted and any information added to this document and any explanation(s) attached hereto are true, accurate and complete.

By: Ingo Mueller – West Pender Holdings

DocuSigned by:

E633062B348A4A8...

2/5/2021

Signature Date

By: Robert P. Smith - Capital Funding Group

02/05/2021

Signature Date